Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is executed as of October 14, 2020 and effective as of April 14, 2020 (the “Amendment Effective Date”), by and between Magenta Therapeutics, Inc., a Delaware corporation (the “Company”), and John Davis, M.D. (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement that became effective as of the closing of the Company’s first underwritten public offering of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Employment Agreement”);

WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement with respect to the Executive’s title and base salary; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Section 1(b) of the Employment Agreement is hereby amended by replacing “Chief Medical Officer of the Company” with “Head of Research and Development and Chief Medical Officer of the Company.”

2.    Section 2(a) of the Employment Agreement is hereby amended by replacing “$405,000” with “$450,000.” Executive acknowledges and agrees that such Base Salary increase became effective as of March 23, 2020.

3.    All other provisions of the Employment Agreement, including without limitation the Restrictive Covenants Agreement attached thereto as Exhibit A, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

4.    The validity, interpretation, construction and performance of this Amendment and the Employment Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

5.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MAGENTA THERAPEUTICS, INC.

By:	/s/ Jason Gardner
Name:	Jason Gardner
Title:	President and Chief Executive
Officer

EXECUTIVE

/s/ John Davis
John Davis, M.D.

[Signature Page to Amendment to Employment Agreement]